                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                              ATL ULTRASOUND, INC.
                                       AT
                              $50.50 NET PER SHARE
                                       BY
                           PHILIPS ACQUISITION, INC.
                          A WHOLLY OWNED SUBSIDIARY OF
                 PHILIPS ELECTRONICS NORTH AMERICA CORPORATION
                   AND AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                      KONINKLIJKE PHILIPS ELECTRONICS N.V.
                          (ROYAL PHILIPS ELECTRONICS)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON MONDAY, AUGUST 31, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                  August 4, 1998

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

We have been engaged by Philips Acquisition, Inc., a Washington corporation ("Merger Sub") and a wholly owned subsidiary of Philips Electronics North America Corporation, a Delaware corporation ("Parent"), and an indirect wholly owned subsidiary of Koninklijke Philips Electronics N.V., a company incorporated under the laws of The Netherlands ("Royal Philips"), to act as Dealer Manager in connection with Merger Sub's offer to purchase all of the outstanding shares of Common Stock, par value $0.01 per share (the "Common Stock"), including the associated rights to purchase Series A Participating Cumulative Preferred Stock (the "Rights" and, collectively with the Common Stock, the "Shares"), of ATL Ultrasound, Inc., a Washington corporation (the "Company"), at $50.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in Merger Sub's Offer to Purchase, dated August 4, 1998 (as amended or supplemented from time to time, the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares registered in your name or in the name of your nominee.

    Enclosed herewith are the following documents:

    1.  Offer to Purchase, dated August 4, 1998;

    2. Letter of Transmittal to be used by shareholders of the Company in accepting the Offer;

    3. Letter to Shareholders of the Company from the President and Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9;

    4. A printed form of letter that may be sent to your clients for whose account you hold Shares in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

    5.  Notice of Guaranteed Delivery;

    6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    7.  Return envelope addressed to Citibank, N.A., the Depositary.

    Payment for Shares accepted for payment pursuant to the Offer will be in all cases made only after timely receipt by Citibank, N.A. (the "Depositary"), of
(a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

    The Offer is being made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 29, 1998, by and among the Company, Parent and Merger Sub, pursuant to which, after completion of the Offer (subject to Section 2.1(b) of the Merger Agreement, pursuant to which at Merger Sub's election the Company will be merged with and into Merger Sub), Merger Sub will be merged with and into the Company (either such merger, the "Merger") and each issued and outstanding Share (other than Shares owned by Parent, Merger Sub or any other subsidiary of Parent or Shares which are held by shareholders validly exercising dissenters' rights under Washington law) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the per Share price paid in the Offer, without interest.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT (AS DEFINED BELOW), APPROVED THE OFFER AND THE MERGER, DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE HOLDERS OF SHARES AND RECOMMENDS THAT THE HOLDERS OF SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

    Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Merger Sub will be deemed to have accepted for payment, and will pay for, all Shares validly tendered and not properly withdrawn by the Expiration Date (as defined in the Offer to Purchase) if, as and when Merger Sub gives oral or written notice to the Depositary of Merger Sub's acceptance of the tenders of such Shares for payment pursuant to the Offer. Payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase), (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and (iii) any other documents required by the Letter of Transmittal. The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of Merger Sub by Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares on your behalf prior to the expiration of the Offer.

    In order to tender Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (in the case of any book-entry transfer), and any other documents required by the Letter of Transmittal, should be sent to the Depositary, and either certificates representing the tendered Shares should be delivered or such Shares must be delivered to the Depositary pursuant to the procedures for book-entry transfers, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

    Neither Parent nor Merger Sub will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, the Information Agent and the Depositary as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. You will be reimbursed upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed offering materials to your clients.

    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, AUGUST 31, 1998, UNLESS THE OFFER IS EXTENDED.

    Any inquiries you may have with respect to the Offer should be addressed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Dealer Manager for the Offer, at World Financial Center, North Tower, New York, New York 10281-1305, telephone number (212) 449-8971 (call collect), or to D.F. King & Co., Inc., the Information Agent for the Offer, at 77 Water Street, New York, New York 10005, telephone number (212) 269-5550.

    Requests for additional copies of enclosed materials may be directed to the Information Agent or the Dealer Manager.

                                          Very truly yours,
                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY PERSON THE AGENT OF ROYAL PHILIPS, MERGER SUB, PARENT, THE COMPANY, ANY AFFILIATE OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.

                                       3